Exhibit 10.115

                               EXTENSION AGREEMENT


THIS EXTENSION AGREEMENT ("Agreement") dated as of March 15, 1999, is made by and between COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation, having its principal place of business at 1105 North Market Street, Suite 1108, Wilmington, DE 19801 ("Seller"), and ECOSCIENCE CORPORATION, a Delaware corporation, having its principal place of business at 10 Alvin Court, East Brunswick, New Jersey 08816 (the "Purchaser").

WHEREAS, Seller and Purchaser have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of December 7, 1998 pursuant to which (i) Purchaser has executed a promissory note in favor of Seller (the "Note") under the terms of which Purchaser has agreed to pay to Seller the principal sum of TWENTY MILLION, SIX HUNDRED THOUSAND AND NO/00 Dollars ($20,600,000.00), together with interest on such principal sum at eleven and one-quarter percent (11.25%) per annum as set forth therein, on March 15, 1999 and (ii) Seller has sold to Purchaser all of the outstanding shares of common stock (the "Shares") of COGENTRIX OF BUFFALO, INC. ("CBI"), COGENTRIX OF FORT DAVIS I, INC., ("CFDI") COGENTRIX GREENHOUSE INVESTMENTS, INC., ("CGI"), COGENTRIX OF MARFA, INC., ("CMA") AND COGENTRIX OF POCONO INC. ("CPI"), each a Delaware corporation (each of CBI, CFDI, CGI, CMI and CDI are referred to herein as a "Company" and collectively as the "Companies").

WHEREAS, Purchaser desires to extend the date on which the principal amount of the Note is due and payable and Seller is willing to so extend such payment date on the terms and conditions set forth herein.

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

     1. Extension of Note. On the Effective Date, the date for payment in one installment of the principal together with all interest accrued on the Note shall be extended from March 15, 1999 to June 30, 1999. Such extension shall be evidenced by the execution and delivery by Seller of an Allonge to Promissory Note (the "Allonge") in the form of Exhibit A hereto; provided, that the failure of Seller to attach the Allonge to the Note shall not affect the validity of the extension of time for payment provided for herein.

     2. Consideration for Extension. In consideration of the extension of the time for payment of the Note, Purchaser shall pay to Seller an extension fee in the amount of $1,000,000.00, such amount to be paid to Seller through the


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          issuance by Purchaser to Seller of a promissory note, (the "Extension
          Note") in the form of Exhibit B hereto.

     3. Effective Date. The "Effective Date" shall be the last date which each of the following conditions shall have been satisfied or waived by the
          Seller:

          (i)  Purchaser shall have delivered to Seller (A) the Extension Note,
               (B) an executed counterpart of the Allonge and (C) an executed counterpart of the Amendment to Stock Pledge Agreement (the "Pledge Amendment") in the form of Exhibit C hereto.

          (ii) Each of the representations of the Purchaser made in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made as of such time and Purchaser shall have performed each and every covenant contained in this Agreement required to be performed by Purchaser by the Effective Date.

     4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

               (i) Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, the Pledge Amendment and the Allonge and to issue the Extension Note, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Pledge Amendment and the Allonge and the issuance of the Extension Note by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement, the Pledge Amendment, the Allonge and the Extension Note have been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) each of this Agreement, the Pledge Amendment, the Allonge and the Extension Note constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

               (ii) No Conflict. Except as may result from any facts or
                    circumstances relating solely to the Seller, the execution,


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                    delivery and performance of this Agreement, the Pledge
                    Amendment and the Allonge and the issuance of the Extension Note by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any law or governmental order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

              (iii) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the Pledge Amendment and the Allonge and the issuance of the Extension Note by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority.

     5.   Miscellaneous.

               (i) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

               (ii) Entire Agreement; No Third-Party Beneficiaries. This
                    Agreement and the Pledge Amendment (including the documents and instruments referred to herein and therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


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              (iii) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                    CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

     6. Mandatory Prepayments. If an Event of Default under the Stock Pledge occurs, the principal and all accrued and unpaid interest on the Extension Note shall without further act become immediately due and payable in full.

          The following shall constitute "Prepayment Events"; (i) Purchaser or any of its subsidiaries shall incur any indebtedness for borrowed money, (other than under their respective working capital facilities (a "Debt Event"), (ii) Purchaser or any of its Subsidiaries shall issue any capital stock for cash (a "Stock Event"), or (iii) Purchaser or any of its Subsidiaries, shall sell any asset, other than in the ordinary course of business (an "Asset Sale"). "Net Proceeds" shall mean (i) in the case of a Debt Event, all cash loan proceeds, less reasonable transactions expenses, (ii) in the case of a Stock Event, all cash proceeds, less reasonable transaction expenses and (iii) in the case of an Asset Sale, all net cash proceeds, after payment of reasonable transactions expenses and indebtedness required to be repaid by any lien attached to the related asset, and, only in the case of a sale of the Pocono facility, the payment of indebtedness to Agro Power Development, Inc. related to the Pocono facility. "Available Net Proceeds" shall mean the excess of Net Proceeds over the amounts utilized to prepay the Note from Net Proceeds as required by Section 10 of the Stock Purchase Agreement.

          On the day that a Prepayment Event occurs, Purchaser shall pay over to Seller as a prepayment on the Extension Note, the lesser of the Available Net Proceeds related to such Prepayment Event and the principal and interest the outstanding on the Extension Note. Amounts received by Seller shall be applied first against accrued interest and the balance against the remaining principal outstanding. If any such payment shall be sufficient to pay the Extension Note in full, Seller shall on receipt of such payment, mark the Extension Note as cancelled and return the same to Purchaser. If such payment is not sufficient to pay the Extension Note in full, Seller shall, on receipt of a new Extension Note, in the form of Exhibit B in a principal amount equal to the outstanding principal after such payment, surrender to Purchaser the Extension Note then held by Seller.


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IN WITNESS WHEREOF, Seller and Purchaser have each caused this Agreement to be duly executed as of the date first written above.

                                              PURCHASER:

                                              ECOSCIENCE CORPORATION


                                              By:_______________________________
                                              Name: J. Kevin Cobb
                                              Title: Senior Vice President

                                              SELLER:

                                              COGENTRIX DELAWARE HOLDINGS,
                                              INC.


                                              By:_______________________________
                                              Name: Thomas F. Schwartz
                                              Title: Senior Vice President -
                                                       Finance and